Exhibit 26e


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
SUPPLEMENT TO APPLICATION FOR INDIVIDUAL
VARIABLE UNIVERSAL LIFE INSURANCE                      Service Address: P.O. Box 660191, Dallas, TX 75266-0191
issued by ALLSTATE ASSURANCE COMPANY                                 Phone: 1-800-366-1411 Fax: 1-866-525-5433
                                                  Home Office Address: 3075 Sanders Road, Northbrook, IL 60062
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Primary Proposed Insured Name __________________________________________________
Plan of Insurance/Product Type  Allstate FutureVest VULSM

1. INVESTMENT OPTIONS
Complete either Section A or B below to establish allocations for your initial premium, subsequent premiums, Dollar Cost Averaging (if selected), and Portfolio Rebalancing (if selected). Expense sweep deductions will be taken from each investment option pro-rata based on account value. If a different investment option allocation is desired for any of these allocations, please complete the Allocation Change Request form. If selecting Dollar Cost Averaging, please indicate the source Sub-Account to transfer money from in Section 2.


/  / A. CUSTOM ALLOCATION
Complete this section to allocate funds to the investment options. A maximum of 21 Sub-Accounts (or 20 Sub-Accounts plus the Fixed Account) may be selected.
Allocations  must  be  in  whole  percentages  and  add  up  to  100%.

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
FIXED ACCOUNT                                 GLOBAL/INTERNATIONAL                      MID CAP BLEND
____ % Fixed Account                          ____ % Fidelity VIP Overseas              ____ % Invesco V.I. American Value
                                              ____ % Fidelity VIP Emerging Markets      ____ % Janus Aspen Perkins Mid Cap Value
ASSET ALLOCATION                              ____ % Invesco V.I. International Growth  ____ % Fidelity VIP Mid Cap
____ % Morningstar Aggressive Growth ETF
____ % Morningstar Balanced ETF               LARGE CAP BLEND                           MID CAP GROWTH
____ % Morningstar Conservative ETF           ____ % Fidelity VIP Index 500             ____ % Alger Mid Cap Growth
____ % Morningstar Growth ETF                                                           ____ % Invesco V.I. Mid Cap Growth
____ % Morningstar Income and Growth ETF      LARGE CAP GROWTH                          ____ % Janus Aspen Series Enterprise
                                              ____ % Alger Capital Appreciation
BALANCED                                      ____ % Janus Aspen Series Forty           SMALL CAP BLEND
____ % Alger Balanced                         ____ % Janus Aspen Series Janus           ____ % Fidelity VIP Disciplined Small Cap
____ % Janus Aspen Series Balanced            ____ % Fidelity VIP Contrafund(Reg. TM)
                                              ____ % Fidelity VIP Growth                SMALL CAP GROWTH
FIXED INCOME/HIGH YIELD                                                                 ____ % Alger Small Cap Growth
____ % Fidelity VIP Government Money Market   LARGE CAP VALUE
____ % Fidelity VIP Investment Grade Bond     ____ % Fidelity VIP Value                 SPECIALTY
____ % Janus Aspen Series Flexible Bond       ____ % Fidelity VIP Equity-Income         ____ % Fidelity VIP Real Estate
____ % Invesco V.I. High Yield                ____ % Invesco V.I. Diversified Dividend  ____ % Janus Aspen Series Global Technology

                                                                                        100% TOTAL
                                                                                        ====
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/  / B. ASSET ALLOCATION PROGRAM
Select one of the following Morningstar ETF Asset Allocation Sub-Accounts if you
wish  to  participate  in  the  Asset  Allocation  Program.  In  addition  to a
Morningstar  ETF  Asset  Allocation  Sub-Account,  the  Money Market Sub-Account
and/or  Fixed  Account  may also be selected; no other investment options can be used  with the Asset Allocation Program. Allocations to a Morningstar ETF Asset
Allocation Sub-Account, Money Market Sub-Account and/or Fixed Account must be in whole  percentages  and  add  up  to  100%.

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
____ % /  / Conservative      /  / Income & Growth      /  / Balanced      /  / Growth      /  / Aggressive Growth
____ % Money Market
____ % Fixed Account

100  % TOTAL
===
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ICC16ACAPP1                          Page 1 of 2                         (07/16)

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2. OPTIONAL PROGRAMS
Allocations for Portfolio Rebalancing or Dollar Cost Averaging will be set according to the selections in Sections 1A or 1B. Note: Portfolio Rebalancing and Dollar Cost Averaging cannot be used at the same time. If an allocation different from what is selected in Section 1 is desired, please complete the Allocation Change Request form.

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
/  / PORTFOLIO REBALANCING
     Rebalance my policy value to the allocations selected in Section 1.
          Frequency: /  / Monthly      /  / Semiannual      /  / Quarterly      /  / Annual

/  / DOLLAR COST AVERAGING (DCA)
     Transfer $_________________ ($100 minimum) from the _______________________
     (only one Sub-Account or the Fixed Account may be selected) to the allocations selected in Section 1.
          Frequency: /  / Monthly      /  / Semiannual      /  / Quarterly      /  / Annual

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3. DISCLOSURE/SIGNATURES
Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

TRANSFER AUTHORIZATION
I authorize Allstate Assurance Company to act upon the written or telephone instructions from the person named below to 1) change the allocation of payments and deductions between and among the Sub-Accounts; and 2) transfer amounts among the Sub-Accounts. Neither Allstate Assurance Company nor any person authorized by us will be responsible for any claim, loss, liability, or expense in connection with such transfer authorization if Allstate Assurance Company, or its employees, acts upon transfer instructions in good faith. Allstate Assurance Company may establish procedures to determine the proper identification of the person requesting the transfer.

/  / Yes      /  / No

Authorized Person (please print): ______________________________________________

SUITABILITY
/  / Check this box if you do not wish to provide this information.

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
Annual Earnings: /  / $25,000-$50,000      /  / $50,000-$100,000      /  / $100,000-$200,000      /  / Over $200,000
Net Worth:       /  / $25,000-$50,000      /  / $50,000-$100,000      /  / $100,000-$200,000      /  / Over $200,000

Financial Objectives in Addition to Death Benefit Protection:
/  / Preservation of Capital      /  / Long Term Growth      /  / Maximum Capital Appreciation
Other _____________________________________________________
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I/We understand that:
THE  AMOUNT  OR DURATION OF THE DEATH BENEFIT PROVIDED BY THIS POLICY WHEN BASED
ON  THE  INVESTMENT  EXPERIENCE  OF  THE  SEPARATE  ACCOUNT  IS VARIABLE AND NOT
GUARANTEED AS TO A FIXED DOLLAR AMOUNT. THE POLICY VALUE RESULTING FROM PREMIUMS
ALLOCATED  TO  THE  SEPARATE  ACCOUNT  WILL  DECREASE  AND INCREASE BASED ON THE
INVESTMENT  EXPERIENCE  OF  THE  SEPARATE  ACCOUNT.

The undersigned represent that I/we have received a current prospectus for the policy, believe this product is suitable, and that all statements and answers on this Supplement to Application are made part of the application and that such are complete, and correctly recorded to the best of my/ our knowledge and belief.




SIGN HERE

_______________________________________________          _______________________
Signature(s) of Owner(s)                                   Date (MM/DD/YYYY)

_______________________________________________
Registered Representative


4. AGENT INFORMATION

Choose Option:   /  / OPTION A      /  / OPTION B

Broker/Dealer __________________________________ Telephone _____________________



ICC16ACAPP1                          Page 2 of 2                         (07/16)